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                                                                    EXHIBIT 16.1


                         [COOPERS & LYBRAND LETTERHEAD]


September 5, 1997

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Contour Medical, Inc. in Item 4 of its Form 8-K, filed on August 21, 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.